Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brickell Biotech, Inc. Employee Stock Purchase Plan of our report dated March 9, 2021, with respect to the consolidated financial statements of Brickell Biotech, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Denver, Colorado
May 13, 2021